EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) entered into effective February 21, 2008, by and between VIEWPOINT BANK (“Bank”) and GAROLD ROBERT BASE (“Executive”), amending the Employment Agreement (“Agreement”) between Bank and Executive dated September 29, 2006.

IT IS AGREED:

This Amendment amends Section 3.2 of the Agreement to read in its entirety as follows:

“3.2 ANNUAL INCENTIVE – It is the intent of the Bank, subject to accomplishment of pre-established performance goals approved by the Board of Directors, to provide Executive with an annual incentive opportunity. During the term of this Agreement, the annual incentive award shall be payable as soon as possible after the end of the fiscal year.”

This Amendment contains all of the terms agreed upon by the parties with respect to the subject matter of this Amendment and supersedes all prior agreements, arrangements and communications between the parties concerning such subject matter, whether written or oral.

VIEWPOINT BANK

By: /s/ James McCarley
James McCarley, Chairman of the Board

Attest: /s/ Sherrie Tawwater
Sherrie Tawwater
Assistant VP/Executive Assistant

EXECUTIVE:

/s/ Garold R. Base
Garold R. Base
President and Chief Executive Officer